SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 23, 2019

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way,	Palo Alto	CA	94304-1030
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code	(650)	493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	VAR	New York Stock Exchange

Item 2.02. Results of Operations and Financial Condition.

On October 23, 2019, Varian Medical Systems, Inc. (the “Company”) issued a press release announcing its preliminary results of operations for the three and twelve months ended September 27, 2019. A copy of the press release is attached as Exhibit 99.1. The Company will also hold a conference call to discuss the financial results and management's business outlook. The press release contains information about how to access the conference call. A slide presentation, which includes supplemental information relating to the Company, is attached as Exhibit 99.2. The exhibits will be posted on the Company's website at www.varian.com under the "Investors" section.
The information furnished under Item 2.02 of this Current Report on Form 8-K, including the exhibits, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference into the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2019, the Company announced that it has appointed Gary E. Bischoping, Jr., currently Senior Vice President, Finance and Chief Finance Officer, to a new role as President, Interventional Oncology Solutions. J. Michael Bruff, currently Senior Vice President, Finance and Investor Relations, will succeed Mr. Bischoping as Senior Vice President, Finance and Chief Finance Officer. Both executives will report directly to Dow Wilson, the Company’s President and Chief Executive Officer, and both changes will become effective on December 1, 2019.

Since joining the Company, Mr. Bruff, age 50, served as Vice President of Investor Relations between August 2017 and February 2018 and has since served as Senior Vice President, Finance and Investor Relations. Prior to joining the Company, Mr. Bruff worked for Dell Technologies for 19 years in both domestic and international roles, most recently as Senior Vice President of North America Sales Strategy & Planning. Previously, he served as Senior Vice President and CFO of Dell's Asia Pacific and Japan Commercial Business and Vice President of the Greater China Commercial Business. He also held executive and leadership roles in financial planning & analysis, internal audit and Enterprise Solutions Group finance. In addition, Mr. Bruff was Vice President, Global Services Accounting and Finance at CA, Inc. and held a variety of Finance and Accounting roles at MCI Telecommunications and Deloitte & Touche.

There is no understanding or arrangement between Mr. Bruff and any other person or persons with respect to his employment as Senior Vice President, Finance and Chief Financial Officer, and there are no family relationships between him and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Mr. Bruff or any member of his immediate family had, or will have, a direct or indirect material interest.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1
Press Release dated October 23, 2019 entitled “Varian Reports Results for Fourth Quarter and Full Fiscal Year 2019; Appoints New President of Interventional Oncology Solutions and New Chief Financial Officer."

99.2	Slide presentation providing supplemental information.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ Gary E. Bischoping Jr.
Name:	Gary E. Bischoping Jr.
Title:	Senior Vice President and Chief Financial Officer

Dated: October 23, 2019

3